Exhibit B-191


                        BOGOTA CHAMBER OF COMMERCE (BCC)

DATE: 6 MARCH,1997                                          TIME: 19.08:43
01RO60306002                                                PAGE: 01

CERTIFICATE OF EXISTENCE AND LEGAL REPRESENTATION OR REGISTRATION OF
DOCUMENTS.

THE BCC, BASED ON THE REGISTER THE MERCANTILE BY LAWS,

                                    CERTIFIES:

NAME:
GPUI COLOMBIA LTD.
NIT: 0830077057
ADDRESS: SANTA FE DE BOGOTA D.C.

                                   CERTIFIES:

REGISTER NO. 659951
                                   CERTIFIES:
CONSTITUTION: PUBLIC DEED P.D. NO. 2.798, FROM THE NOTARY 45 OF SANTA FE DE BOGOTA, AUGUST 11,1995,REGISTERED AUGUST 15, 1995, UNDER NO. 504.361 BOOK IX, THE COMMERCIAL SOCIETY "EL SERVICES COLUMBIA LTDA." WAS CONSTITUTED.

                                   CERTIFIES:
THAT BY P.D. NO. 2.922 FROM THE NOTARY 32 OF SANTA FE DE BOGOTA, AUGUST 27, 1996, REGISTERED ON SEPTEMBER 4,1996,UNDER NO.553.455 BOOK IX, THE SOCIETY CHANGED IT'S NAME FROM: "EL SERVICES COLOMBIA LTD.," TO: "GPU INTERNATIONAL LATIN AMERICA LTDA."

                                   CERTIFIES:
THAT BY P.D. NO. 393 FROM NOTARY 32 OF SANTA FE DE BOGOTA, FEBRUARY 17,1997, REGISTERED FEBRUARY 24,1997 UNDER NO. 575.095 OF BOOK IX, THE SOCIETY CHANGED ITS NAME FROM: "GPU INTERNATIONAL LATIN AMERICA LTDA." TO: "GPUI COLOMBIA LTDA."

                                   CERTIFIES:
MODIFICATIONS
DEED NO.            DATE              NOTARY             INSCRIPTION
1.131          15-IV-1996        32 STAFE BTA        24-IV-1996 NO. 535267
2.922          27-VIII-1996      32 STAFE BTA        04-IX-1996 NO. 553455
  393          17-II-1997        32 STAFE BTA        24-II-1997 NO. 575095
                                   CERTIFIES:
VALIDATES:   THAT THE SOCIETY IS NOT DISSOLVED.
TERM:        AUGUST 11, 1995 TO AUGUST 11, 2015

                                   CERTIFIES:
OBJECTIVES: THE OBJECTIVE OF THE SOCIETY IS THE OPERATION AND MAINTENANCE OF POWER GENERATING PLANTS, PROPERTY OF THIRD PARTIES. THE SOCIETY CAN ALSO ENGAGE IN THE FOLLOWING ACTIVITIES: I) REPRESENT, DISTRIBUTE AND COMMERCIALIZE PLANTS AND POWER GENERATING EQUIPMENT. II) TECHNICAL CONSULTING TO THIRD PARTIES IN THE GENERATION AND DISTRIBUTION OF ENERGY. III) PROVIDE ADMINISTRATIVE SERVICES AND CONSULTING FOR THE MANAGEMENT OF RELATED ENTERPRISES.